c/o Stock Transfer Department Post Office Box 105649 Atlanta, GA 30348

Vote By Telephone	Vote By Internet	Vote By Mail
Call Toll-Free using a	Access the Website and	Return your proxy in the
touch-tone telephone	cast your vote:	Postage-paid envelope provided
1-888-693-8683	www.cesvote.com

Vote by telephone	vote by internet	vote by mail
Have your proxy card available when you call toll free 1-888-693-8683 using a touch-tone phone and follow the simple instructions to record your vote.	Have your proxy card available when you access the website www.cesvote.com and follow the simple instructions to record your vote	please mark, sign and date your proxy card and return it in the postage-paid envelope provided or return it to: Corporate Election Services, P.O. Box 3230, Pittsburgh, PA 15230

Vote 24 hours a day, 7 days a week!
if you vote by telephone or over the internet, do not mail your proxy card
Proxy card must be signed and dated below.
Please fold and detach card at perforation before mailing.
GATEWAY FINANCIAL HOLDINGS, INC.
Appointment of Proxy Solicited on behalf of the Board of Directors of Gateway Financial Holdings, Inc.
for the Annual Meeting to be held May 30, 2007
     APPOINTMENT OF PROXY: The undersigned shareholder of Gateway Financial Holdings, Inc., a North Carolina corporation (the “Company”), hereby appoints David R. Twiddy and Theodore L. Salter, or either of them (the “Proxies”), as proxies with full power of substitution to act and vote for and on behalf of the undersigned at the Annual Meeting of Shareholders of the Company to be held on May 30, 2007, at 2:00 p.m. local time, at The Jefferson Hotel, 101 West Franklin Street, Richmond, Virginia, or at any adjournment thereof, as fully as the undersigned would be entitled to act and vote if personally present, in the election of directors, and in their discretion on such other matters as may properly be brought before the meeting or any adjournment thereof. If only one such Proxy be present and acting as such at the meeting or any adjournment, that one shall have all the powers hereby conferred.

Signature of shareholder

Signature of shareholder

Date: ________________________, 2007
Please sign above exactly as your name appears on the stock certificate and fill in the date. If there are joint owners, each must sign personally. Trustees and others signing in a representative capacity should indicate below the capacity in which they sign. If a corporation submits this appointment of proxy, it should be executed in the full corporate name by a duly authorized officer. If a partnership submits this appointment of proxy, please have it signed in the partnership name by an authorized person.
— Continued from the reverse side —

Your vote is important. Unless you are voting on the Internet or by telephone, please complete, date and sign this appointment of proxy and return it promptly in the enclosed envelope, even if you plan to attend the meeting, so that your shares may be represented at the annual meeting. If you attend the annual meeting, you may vote in person if you wish, even if you have previously returned your appointment of proxy in the mail or voted on the Internet or by telephone. See the enclosed proxy statement for more details.
Proxy card must be signed and dated on the reverse side.
Please fold and detach card at perforation before mailing.

GATEWAY FINANCIAL HOLDINGS, INC.	REVOCABLE PROXY
This appointment of proxy will be voted as directed, or, if no directions are indicated, will be voted for all Items and in the discretion of the proxies with respect to any other matter. The undersigned hereby revokes all appointments of proxy previously given to vote at said meeting or any adjournments thereof.
Board recommendation. The Board of Directors recommends a vote FOR each of the Proposals listed below.
1.	APPROVAL OF THE AGREEMENT AND PLAN OF REORGANIZATION AND MERGER WITH BANK OF RICHMOND.
☐     FOR          ☐     AGAINST          ☐     ABSTAIN
2.	ELECTION OF CLASS II DIRECTORS FOR THREE-YEAR TERMS: Instructions: To vote for some nominees but not others, cross out the name(s) of those for whom you do NOT wish to vote.

William Brumsey III	James H. Ferebee, Jr.	Frances Morrisette Norrell

Billy G. Roughton	Ollin B. Sykes
     ☐ FOR all nominees listed above (except as crossed out).
     ☐ WITHHOLD authority to vote for all nominees listed above.
3.	APPROVAL OF AN AMENDMENT TO GATEWAY FINANCIAL’S BYLAWS INCREASING THE AUTHORIZED NUMBER OF DIRECTORS FROM FIFTEEN TO SEVENTEEN.
☐     FOR          ☐     AGAINST          ☐     ABSTAIN
4.	ELECTION OF A CLASS III DIRECTOR FOR A ONE-YEAR TERM:
                    William A. Paulette
     ☐ FOR all the nominee listed above.          ☐ WITHHOLD authority to vote for the nominee listed above.
5.	APPROVAL OF AN AMENDMENT TO GATEWAY FINANCIAL’S ARTICLES OF INCORPORATION INCREASING THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK FROM 20,000,000 TO 30,000,000.
☐     FOR          ☐     AGAINST          ☐     ABSTAIN
6.	OTHER BUSINESS: The Proxies vote in their discretion on any other business properly presented
— Please complete and sign on the reverse side —